SINGLE-TENANT

                           INDUSTRIAL BUILDING LEASE


                                     Between


                           AMERICAN NATIONAL BANK AND
                           TRUST COMPANY OF CHICAGO,

                       as Trustee under Trust No. 63442,

                                   Landlord,


                                      and


         MID-WEST AUTOMATION ENTERPRISES, INC., an Illinois corporation

                                      AND

           MID-WEST AUTOMATION SYSTEMS, INC., an Illinois corporation collectively, Tenant


                              Dated: July 19, 1996

                               TABLE OF CONTENTS

ARTICLE                                                               PAGE

1    GRANT OF LEASE; PREMISES                                           1

2    TERM; POSSESSION                                                   1
     2.1   Term                                                         1
     2.2   Lease Year and Rent Commencement Date Defined                1

3    BASE RENT                                                          2
     3.1   Base Rent                                                    2
     3.2   Manner of Payment                                            2

4    IMPOSITIONS                                                        3
     4.1   Obligation to Pay Impositions                                3
     4.2   Payment by Tenant                                            3
     4.3   Alternative Taxes                                            3
     4.4   Payment by Landlord                                          4
     4.5   Evidence of Payment                                          4
     4.6   Right to Contest                                             4
     4.7   Representations and Warranties                               5

5    USE OF PREMISES                                                    5

6    UTILITIES AND SERVICES                                             5
     6.1   Utilities and Services                                       5
     6.2   Regulations Regarding Utilities and Services                 5

7    CONDITION OF PREMISES;  COMPLIANCE WITH LEGAL REQUIREMENTS         6
     7.1   Possession                                                   6
     7.2   Compliance with Legal Requirements                           6

8    RETURN OF PREMISES                                                 6
     8.1   Surrender of Possession                                      6
     8.2   Installations and Additions                                  7
     8.3   Trade Fixtures and Personal Property                         7
     8.4   Survival                                                     7

9    HOLDING OVER                                                       8

10   RULES AND REGULATIONS                                              8

ARTICLE                                                               PAGE

11   RIGHTS RESERVED TO LANDLORD                                        8
     11.1  Rights Reserved to Landlord                                  8

12   MAINTENANCE                                                       10
     12.1  Maintenance Obligations                                     10
     12.2  Maintenance Contract                                        10
     12.3  Payment of Certain Maintenance Costs                        11

13   ALTERATIONS                                                       12

14   ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGES                    13
     14.1  Assignment and Subletting                                   13
     14.2  Rentals Based on Net Income                                 13
     14.3  Tenant and Guarantor to Remain Obligated                    13
     14.4  Tenant's Notice; Landlord's Right to Terminate              14
     14.5  Landlord's Consent                                          14
     14.6  Profits                                                     14
     14.7  Assignee to Assume Obligations                              15
     14.8  Change of Control                                           15
     14.9  Assignment or Sublet to Affiliate                           15
     14.10 No Lien on Landlord's Interest                              16
     14.11 Provisions Regarding Leasehold Mortgage                     16
     14.12 Notices of Default                                          17
     14.13 Termination of this Lease                                   18
     14.14 Arbitration                                                 19

15   WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT                     19
     15.1  Waiver of Certain Claims; Indemnity by Tenant               19
     15.2  Damage Caused by Tenant's Neglect                           20
     15.3  Tenant Responsible for Personal Property                    20
     15.4  Indemnification                                             20
     15.5  Landlord's Negligence                                       20

16   DAMAGE OR DESTRUCTION BY CASUALTY                                 21
     16.1  Tenant's Obligation to Rebuild                              21
     16.2  Preconditions to Rebuilding                                 21
     16.3  Payment for Rebuilding                                      21
     16.4  Excess Receipts by Depositary                               22
     16.5  Failure to Rebuild                                          22

17   EMINENT DOMAIN                                                    22

ARTICLE                                                               PAGE

     17.1  Taking of Whole                                             22
     17.2  Partial Taking                                              23

18   DEFAULT                                                           23
     18.1  Events of Default                                           23
     18.2  Rights and Remedies of Landlord                             25
     18.3  Right to Re-Enter                                           25
     18.4  Current Damages                                             25
     18.5  Final Damages                                               26
     18.6  Removal of Personal Property                                27
     18.7  Attorneys' Fees                                             27
     18.8  Assumption or Rejection in Bankruptcy                       27

19   SUBORDINATION                                                     27
     19.1  Subordination                                               27
     19.2  Liability of Holder of Mortgage; Attornment                 28
     19.3  Short Form Lease                                            28

20   MORTGAGEE PROTECTION                                              29

21   ESTOPPEL CERTIFICATE                                              29

22   SUBROGATION AND INSURANCE                                         30
     22.1  Waiver of Subrogation                                       30
     22.2  Tenant's Insurance                                          30
     22.3  Certificates of Insurance                                   31
     22.4  Compliance with Requirements                                31

23   NONWAIVER                                                         32

24   TENANT--CORPORATION OR PARTNERSHIP                                32

25   REAL ESTATE BROKERS                                               33

26   NOTICES                                                           33

27   HAZARDOUS MATERIALS PROVISIONS                                    33
     27.1  Defined Terms                                               33
     27.2  Tenant's Obligations with Respect to Environmental Matters  35
     27.3  Copies of Notices                                           35
     27.4  Landlord's Right to Inspect                                 36

ARTICLE                                                               PAGE

     27.5  Indoor Sampling and Analysis                                36
     27.6  Tenant's Obligation to Respond                              36
     27.7  Landlord's Right to Act                                     36
     27.8  Indemnification                                             37
     27.9  Obligations of Tenant                                       38

28   EXTENSION OPTION                                                  38
     28.1  Extension Option                                            38

29   TITLE AND COVENANT AGAINST LIENS                                  39

30   AMERICANS WITH DISABILITIES ACT                                   40

31   MISCELLANEOUS                                                     41
     31.1  Successors and Assigns                                      41
     31.2  Modifications in Writing                                    41
     31.3  No Option; Irrevocable Offer                                41
     31.4  Definition of Tenant                                        41
     31.5  Definition of Landlord                                      41
     31.6  Headings                                                    42
     31.7  Time of Essence                                             42
     31.8  Default Rate of Interest                                    42
     31.9  Severability                                                42
     31.10 Entire Agreement                                            42
     31.11 Force Majeure                                               42
     31.12 Waiver of Trial by Jury                                     42
     31.13 Guaranty of Lease                                           43
     31.14 Tenant                                                      43

32   EXCULPATORY PROVISIONS                                            43


EXHIBIT A - LEGAL DESCRIPTION OF THE PREMISES
EXHIBIT B - FORM OF GUARANTY OF LEASE

                                 SINGLE-TENANT
                           INDUSTRIAL BUILDING LEASE


     THIS LEASE is made and entered into as of the 19 day of July, 1996 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee under Trust Agreement dated March 1, 1985 and known as Trust No. 63442 (hereinafter referred to as "Landlord"), and MID-WEST AUTOMATION ENTERPRISES, INC. an Illinois corporation ("Enterprises"), and MID-WEST AUTOMATION SYSTEMS, INC., an Illinois corporation ("Systems"), (hereinafter collectively referred to as "Tenant").


                                   ARTICLE 1

                            GRANT OF LEASE; PREMISES

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real estate consisting of approximately 393,383 square feet of land legally described on Exhibit A attached hereto and made a part hereof, together with all improvements now located thereon or to be located thereon during the Term (as hereinafter defined), together with all appurtenances belonging to or in any way pertaining to the said premises (such real estate, improvements and appurtenances hereinafter referred to as the "Premises").


                                   ARTICLE 2

                                TERM; POSSESSION

     2.1 Term. The term of this Lease (hereinafter referred to as the "Term") shall commence on the date (hereinafter referred to as the "Commencement Date") of the closing of the acquisition of all the issued and outstanding capital stock of Enterprises by DT Industries, Inc., a Delaware corporation and shall end on July 31, 2003 (hereinafter referred to as the "Expiration Date"), unless sooner terminated as provided herein. DT Industries, Inc. shall guaranty the performance of Tenant's obligations under this Lease, as provided in Section 31.13 below, and is hereinafter referred to as "Guarantor."

     2.2 Lease Year and Rent Commencement Date Defined. As used in this Lease, the term "Lease Year" shall mean (i) f the Commencement Date is the first day of a calendar month, the twelve 12) month period commencing on the Commencement Date or (ii) if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term, and, in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term. As used in this Lease, the term "Rent Commencement Date" shall mean the Commencement Date if the Commencement Date is the first day of a calendar month or if the Commencement Date is not the first day of a calendar month, the first day of the calendar month immediately following the Commencement Date; and is based upon the assumption that if the Commencement Date is not the first day of the month, Systems, as tenant under a prior lease of the Premises dated May 1, 1985, as amended by Amendment dated November 8, 1995 (collectively, the "Prior Lease"), has paid in full the Monthly Base Rent (or equivalent thereof) for the entire calendar month in which the Commencement Date occurs, and has not received a proration credit for prepaid or unearned rent under the Prior Lease, and, therefore, Tenant hereunder shall not be obligated to pay Monthly Base Rent for the month in which the Commencement Date occurs.


                                   ARTICLE 3

                                   BASE RENT

     3.1 Base Rent. Commencing on the Rent Commencement Date, Tenant shall pay an annual base rent (hereinafter referred to as "Base Rent") to Landlord for the Premises of the amounts set forth below, payable in equal monthly installments (hereinafter referred to as "Monthly Base Rent") of the amounts set forth below, in advance on the Rent Commencement Date and on the first day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term shall end on any day except the last day of a calendar month:


PERIOD                          ANNUAL                     MONTHLY
                                BASE RENT                  BASE RENT
Rent Commencement Date -        $1,358,400.00              $113,200.00
        11/30/98

   12/1/98 - 11/30/99           $1,382,568.00              $115,214.00

   12/1/99 - 11/30/00           $1,413,279.30              $117,773.27

   12/1/00 - 11/30/01           $1,441,544.48              $120,128.70

   12/1/00 - 11/30/02           $1,470,375.60              $122,531.30

   12/1/02 - 07/31/03           $1,449,783.10              $124,981.92

     3.2 Manner of Payment. Base Rent and Impositions (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (hereinafter collectively referred to as "Rent") shall be paid in lawful money of the United States to Landlord or Landlord's agent at the office of Landlord's agent, or as otherwise designated from time to time by written notice from Landlord or Landlord's agent to Tenant. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease, and Rent shall be paid without any setoff, abatement, counterclaim or deduction whatsoever except as may be expressly provided herein. Concurrently with the execution hereof, Tenant shall pay Landlord Monthly Base Rent for the first full calendar month of the Term.


                                   ARTICLE 4

                                  IMPOSITIONS

     4.1 Obligation to Pay Impositions. In addition to paying the Base Rent specified in Article 3 hereof, Tenant shall also pay as additional rent the amounts determined in accordance with this Article 4 (hereinafter referred to as "Impositions").

     4.2 Payment by Tenant. Tenant shall pay as additional rent for the Premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, foreseen or unforeseen, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the Term of the Lease upon the Premises, or any part thereof, or upon any improvements at any time situated thereon, including, without limitation, any assessment by any association of owners of property in the complex of which the Premises are a part (hereinafter referred to as "Impositions"). Landlord shall, at Landlord's option, either arrange for the bills for such Impositions to be issued directly to Tenant or shall forward such bills to Tenant as soon as reasonably practical after Landlord's receipt thereof and in either case, Tenant shall pay the amounts shown as due from Landlord on such bills directly to the taxing authority issuing same at or prior to the due date (or the date a penalty or charge is imposed for late payment, if earlier). Impositions levied against the Premises shall not be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Term but shall be prorated as of the expiration date of the Term for the last year of the Term (on the basis of Landlord's reasonable estimate thereof). Upon Landlord's receipt of the actual bills for Impositions levied against the Premises for the last year of the Term, Landlord and Tenant shall reprorate such Impositions based on such actual bills. Impositions shall also include fees and costs incurred by Landlord during the Lease Term for the purpose of appealing, contesting or protesting tax assessments or rates, but only to the extent such fees and costs do not exceed the actual savings realized during the Term of the Lease and any extension thereof. Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay only those installments falling due during the Term of this Lease.

     4.3 Alternative Taxes. If at any time during the Term the method of taxation prevailing at the commencement of the Term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or the Premises or the Rent or additional rent or other income therefrom, and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the definition of Impositions for the purposes hereof to the extent that such Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal income taxes, state and local net income tax, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

     4.4 Payment by Landlord. In the event Tenant fails to timely pay any Impositions as required by this Article 4, Landlord may pay same, together with any interest or penalties imposed thereon by reason of Tenant's failure to so pay, and such amounts paid by Landlord shall be due and payable by Tenant to Landlord upon demand as additional rent hereunder.

     4.5 Evidence of Payment. Tenant shall deliver to Landlord duplicate receipts (or photostatic copies thereof) showing the payments of all Impositions within thirty (30) days after the respective payments evidenced thereby.

     4.6 Right to Contest. Tenant shall not be required to pay any Imposition or charge upon or against the Premises, or any part thereof, or the improvements at any time situated thereon, in the event that and for so long as Landlord shall (on its own determination, or after being requested to do so by Tenant) contest, appeal or protest the same or the validity or amount thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the Imposition or charge so contested. If
Tenant has requested that Landlord contest any Imposition, Landlord agrees to initiate and reasonably diligently pursue such contest, appeal or protest, provided that, in such event, Tenant shall reimburse Landlord from time to time upon demand therefor, as additional rent hereunder, any and all costs and expenses (including reasonable attorneys fees) incurred by Landlord in initiating and pursuing any such contest, appeal or protest, and pending any such legal proceedings, Tenant shall give Landlord such security as may be deemed reasonably satisfactory to Landlord to insure payment of the amount of the Imposition or charge and all interest and penalties thereon. Tenant agrees to cooperate with Landlord in any such contest, appeal or protest.
If, at any time during the continuance of such contest, appeal or protest, the Premises or any part thereof is, in the reasonable judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such Imposition. If Landlord has initiated said contest, appeal or protest on its own, the foregoing provisions shall apply; however, Landlord shall be responsible for the payment of all costs and expenses; however, to the extent that Tenant derives a monetary benefit from said contest, appeal or protest in the form of a reduced Imposition, Landlord shall be entitled to be reimbursed for its costs and expenses but only to the extent of such monetary benefit derived by Tenant.

     4.7 Representations and Warranties. Tenant agrees and acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of the Impositions. Tenant has had an opportunity to consult with Landlord with respect to the Impositions projected for the operation of the Premises but has not relied upon any statements or representations of Landlord or any agent of Landlord in regard thereto in executing this Lease and agreeing to perform the terms and covenants hereof and shall make no claims against Landlord based thereon.


                                   ARTICLE 5

                                USE OF PREMISES

     Tenant shall use and occupy the Premises for manufacturing of automated machinery and related office space and incidental uses thereto and for no other use or purpose. Tenant covenants and agrees to use and occupy the Premises in conformity with all "Legal Requirements" (as such term is defined in Section 7.2 hereof).


                                   ARTICLE 6

                             UTILITIES AND SERVICES

     6.1 Utilities and Services. Tenant shall purchase all utility services, including, but not limited to, fuel, water, sewerage and electricity, from the utility or municipality providing such service, and shall pay for such services when such payments are due.

     6.2 Regulations Regarding Utilities and Services. Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises. Throughout the Term of this Lease, Landlord and its contractors shall have free access, upon reasonable advance notice to Tenant (except in emergencies), to any and all mechanical installations, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with access to or the moving of servicing equipment to or from the enclosures containing said installations.

                                   ARTICLE 7

                             CONDITION OF PREMISES;
                       COMPLIANCE WITH LEGAL REQUIREMENTS

     7.1 Possession. Except as otherwise provided in this Section 7.1, Tenant agrees to accept the Premises in an "as is" condition without representation or warranty as to the condition thereof, and Tenant's taking possession of the Premises shall be conclusive evidence against Tenant that the Premises are in good order and satisfactory condition. No promises of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises has been made to Tenant by or on behalf of Landlord except that Landlord represents and warrants to Tenant that to the best of Landlord's knowledge, on the Commencement Date, the foundation, structural elements and roof of the Premises and the HVAC, electrical, mechanical, plumbing and other operating systems of the Premises are in good working order and condition, excluding normal wear and tear, and in the event any of the foregoing are not in such condition on the Commencement Date and Tenant so notifies Landlord within ninety (90) days after the Commencement Date, Landlord shall perform such repairs as may be necessary to place same in such condition at Landlord's sole cost and expense.

     7.2 Compliance with Legal Requirements. From and after the date hereof, Tenant shall at its sole cost and expense comply with the following (collectively, "Legal Requirements"): (i) all federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (ii) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions, which apply to the Premises. Tenant shall comply with the requirement of all policies of public liability, fire and other insurance which at any time may be in force with respect to the Premises.


                                   ARTICLE 8

                               RETURN OF PREMISES

     8.1 Surrender of Possession. At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right of possession without termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and shall, subject to the following paragraph, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, condemnation and damage resulting from the act of Landlord or its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

     8.2 Installations and Additions. All installations, additions, partitions, hardware, light fixtures, nontrade fixtures and improvements, temporary or permanent and whether realty, personalty or mixed (except movable furniture, trade fixtures, equipment and other personal property belonging to Tenant which may be removed without causing damage to the Premises which shall remain Tenant's property), in or upon the Premises, whether placed there or paid for by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if at least thirty
(30) days prior to such termination of this Lease by lapse of time or within ten (10) days after any other termination of this Lease or Tenant's right of possession without termination of this Lease, Landlord so directs by notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, nontrade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises, and Tenant shall pay the cost thereof to Landlord on demand. At the sole option of Landlord, Tenant shall leave in place any floor covering without compensation to Tenant, or Tenant shall remove any floor covering and shall remove all fastenings, paper, glue, bases or other vestiges and restore the floor surface to its previous condition or shall pay to Landlord upon demand the cost of restoring the floor surface to such condition.

     8.3 Trade Fixtures and Personal Property. Tenant shall also remove Tenant's furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or ten (10) days following termination of this Lease or Tenant's right of possession, whichever might be earlier. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 18.6 shall apply, and Tenant shall pay to Landlord upon demand the cost of removal and of restoring the Premises.

     8.4 Survival. All obligations of Tenant under this Article 8 shall survive the expiration of the Term or sooner termination of this Lease.

                                   ARTICLE 9

                                  HOLDING OVER

     Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, or of Tenant's right to possession of the Premises, an amount which is one and one-half times the amount of Base Rent for a day based on the annual rate of Base Rent set forth in Section 3.1 for the period in which such possession occurs, calculated as though such period were within the Term, and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention. Acceptance by Landlord of Rent after such termination shall not of itself constitute a renewal. Nothing contained in this Section shall be construed or operate as a waiver of Landlord's right of reentry or any other right or remedy of Landlord.


                                   ARTICLE 10

                             RULES AND REGULATIONS

     Tenant agrees, for itself, its employees, agents, contractors, invitees and licensees, to observe and not to interfere with the rights reserved to Landlord contained in Article 11 hereof.


                                   ARTICLE 11

                          RIGHTS RESERVED TO LANDLORD

     11.1 Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease:

           (a) during the last year of the Term to install and maintain "for sale" or "for rent" signs on the exterior of the Premises;

           (b) to retain at all times, and to use in appropriate instances, pass keys to the Premises;

           (c) to exhibit the Premises at reasonable hours upon reasonable prior verbal or written notice (which in the case of verbal notice shall be given to Tenant's president or such other individuals as Tenant may designate from time to time in writing to

Landlord), and to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises;

           (d) to enter the Premises at reasonable hours upon reasonable advance notice (except in emergencies) for reasonable purposes, including inspection;

           (e) In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Premises during the continuance of the same, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety or security of the occupants of the Premises or the protection of the Premises. Tenant agrees to cooperate with any reasonable safety or security measures established by Landlord;

           (f) to regulate access to telephone, electrical and other utility closets in the Premises and to require use of designated contractors for any work involving access to the same; and

           (g) provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Premises in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Premises, all materials that may be required to make such repairs, alterations, improvements or additions, and in connection therewith Landlord may temporarily close public entryways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part, without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise, and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant's obligation under this Lease. Landlord may at its option make any repairs, alterations, improvements and additions in and about the Premises during ordinary business hours, and if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom.

                                   ARTICLE 12

                                  MAINTENANCE

     12.1  Maintenance Obligations. The obligations of Tenant under this
Section 12.1 shall be subject to the provisions of Sections 7.1 and 12.3 hereof. Tenant shall keep, repair and maintain the entire exterior and interior of the Premises, specifically including, without limitation, the heating, ventilating and air conditioning equipment, the parking area and the roof, in good condition and repair. As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary structural and nonstructural repairs and replacements. As to any repairs costing in excess of $50,000, and as to any replacements whatsoever, Tenant shall, in connection therewith, comply with the requirements of Section 16.2 hereof. Tenant shall, to the extent possible, keep the Premises from falling temporarily out of repair or deteriorating. Tenant shall further keep, repair and maintain the improvements at any time situated upon the Premises, the parking area and all sidewalks and areas adjacent thereto, and all landscaped areas adjacent thereto, safe secure, clean and sanitary (including, without limitation, snow and ice clearance, planting and replacing flowers and landscaping, and necessary interior painting and carpet cleaning at least once each year), and in compliance in all material respects with all Legal Requirements. In the event the Premises are served or traversed by railroad switch or spur track, then Tenant, notwithstanding the provision of any rail track agreements to the contrary, shall repair and maintain and remove snow from, or reimburse the railroad carrier for repairing, maintaining and/or snow removal from, as the case may be, the portion of the track and related facilities on or serving the Premises. Landlord may, but shall have no obligation to, elect to make any or all repairs on Tenant's behalf at Tenant's sole cost if Tenant fails to do so as required herein or, upon Tenant's request, perform any such repairs at Tenant's sole cost. In either case, Tenant shall pay the cost thereof, and, in addition, if Tenant had requested Landlord to make such repairs, Tenant shall pay to Landlord an amount equal to ten percent (10%) of such cost as an overhead and supervision fee. If Tenant does not make repairs promptly and adequately when required to do so (Landlord having not previously elected to do so), Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord, on written demand, the cost thereof and an amount equal to ten percent (10%) of such cost as an overhead and supervision fee. Landlord shall make available to Tenant, the benefit of any and all warranties from third parties covering repairs and replacements to the Premises which Tenant is obligated to make hereunder and Landlord shall cooperate with Tenant to the extent reasonably necessary in asserting any such warranty claims on Tenant's behalf.

     12.2 Maintenance Contract. Without limiting Tenant's obligations under Section 12.1 hereof, Tenant shall, at all times during the term of this Lease, have, keep in force and furnish to Landlord a copy of a maintenance contract, in form and with a contractor satisfactory to Landlord, providing for inspection at least once each calendar quarter of the heating, ventilating and air conditioning equipment, and providing for necessary maintenance thereof and repairs thereto. Said contract shall provide that it will not be cancelable by either party thereto except upon thirty (30) days' prior written notice to Landlord.

     12.3  Payment of Certain Maintenance Costs. For purposes of this
Section 12.3, there shall be deemed to be three separate portions of the Premises to which the repair and maintenance obligations of this section shall apply: namely, (a) the foundation; (b) the structural elements of the Building; and (c) the roof. In the event Tenant determines that it is necessary to make any repair to or replacement of any of said portions of the Premises, treating each said portion as an individual category, which repair or replacement was not caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees or by Tenant's default in the performance of its obligations under Section 12.1 above, Tenant shall notify Landlord of the necessity and cost of such proposed repair and replacement. Landlord or Landlord's agent shall notify Tenant within thirty
(30) days after the receipt of said notice of Landlord's approval of such repair or replacement (in the event Landlord or Landlord's agent fails to notify Tenant of such approval or disapproval within said thirty (30) day period, Landlord shall be deemed to have approved such repair or replacement). If the Landlord approves or is deemed to have approved such repair or replacement, Tenant may proceed with same in compliance with the provisions of the Lease (including, without limitation, the provisions of this Article 12 and Section 16.2) and shall present to Landlord and Landlord's agent satisfactory evidence of completion in compliance with this Lease together with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used for such repair or replacement, in form and substance reasonably satisfactory to Landlord or Landlord's agent. Further, for purposes hereof, the repair or replacement shall be deemed to have occurred on the date Tenant notifies Landlord of the necessity and proposed cost of same. Based upon the foregoing, Landlord shall reimburse Tenant for one-half (1/2) of the amount by which the costs of the repairs or replacements within any of the three categories above (each category considered separately) incurred during any Lease Year during the Term of the Lease, or Extension Period, if applicable, exceeds $50,000. In the event Landlord or Landlord's agent notifies Tenant within said thirty (30) day period that Landlord disapproves the necessity of such repair or replacement, then the parties shall select a mutually acceptable, independent and qualified third party consultant or contractor who shall determine the necessity of such repair or replacement. The determination of such consultant or contractor shall be binding upon Landlord and Tenant and the fee of such consultant or contractor shall be paid equally by Landlord and Tenant. If such consultant or contractor determines that such repair or replacement is necessary, Tenant shall proceed in accordance with this Section 12.3 as if Landlord had approved same. Landlord shall pay to Tenant any reimbursement required to be paid by Landlord pursuant to this
Section 12.3 within thirty (30) days after Landlord's receipt of Tenant's certification that the repair or replacement giving rise to such reimbursement has been fully completed together with contractors affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used to complete same. In the event that said consultant or contractor determines that such repair or replacement is not necessary, Tenant may proceed with same at Tenant's sole cost and expense, subject to compliance with this Article 12. In no event shall Tenant be entitled to reimbursement for any repair or replacement except in strict compliance with this Section
12.3. The foregoing notwithstanding, Tenant shall not be required to obtain Landlord's prior written consent to any such repair or replacement in case such repair or replacement is required on an emergency basis where obtaining such prior consent is not reasonably feasible, provided that Landlord's obligation to reimburse Tenant for any portion of the cost thereof shall be subject to Landlord's subsequent approval (or deemed approval) as to the necessity thereof in the same manner as provided for herein where such repair or replacement would have required Landlord's prior written approval (or deemed approval).


                                   ARTICLE 13

                                  ALTERATIONS

     Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make any alterations, additions or improvements to the Premises. Landlord's consent may be conditioned upon the agreement by Tenant to remove said alterations at the expiration of the Term and to restore the Premises to their original condition. If Landlord consents to such alterations, additions or improvements, before commencement of the work or delivery of any materials onto the Premises, Tenant shall furnish to Landlord for approval plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form, substance and amount as may be reasonably satisfactory to Landlord. All alterations, additions and improvements shall be installed in a good, workmanlike manner, and only new, high-grade materials shall be used. All such work shall be done only by contractors or mechanics approved by Landlord. Tenant further agrees to hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions or improvements. Before commencing any work in connection with such alterations, additions or improvements, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or be connected in any way with said alterations, additions or improvements. Tenant shall permit Landlord to supervise construction operations in connection with the foregoing work if Landlord requests to do so. Tenant shall pay the cost of all such alterations, additions and improvements and also the cost of decorating the Premises occasioned by such alterations, additions and improvements, including the cost of labor and materials, and contractors' profit, overhead and general conditions. Upon completing any alterations, additions or improvements, Tenant shall furnish Landlord with contractors' affidavits, in form required by law, and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations, additions and improvements shall comply with all insurance requirements and with all city and county ordinances and regulations and with the requirements of all Legal Requirements.

                                   ARTICLE 14

                 ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGES

     14.1  Assignment and Subletting. Except as otherwise provided in this
Article 14, Tenant shall not, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld,
(a) assign, transfer, mortgage, pledge, hypothecate or encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (b) allow to exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law; (c) sublet the Premises or any part thereof (provided, however, Landlord may, in its absolute discretion, withhold its consent to any such sublease if at said time, there already exists a sublease of the Premises or any part thereof);
(d) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Article 5 of this Lease or by anyone other than Tenant and Tenant's employees; or (e) cause, suffer or permit to occur any "Change of Control" (as such term is defined in Section 14.8 hereof) (any of the foregoing are sometimes hereinafter referred to as an "Assignment"). In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

     14.2 Rentals Based on Net Income. Without thereby limiting the generality of the foregoing provisions of this Article 14, Tenant expressly covenants and agrees not to enter into any lease, sublease or license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease or license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right to or interest in the possession, use, occupancy or utilization of any part of the Premises.

     14.3 Tenant and Guarantor to Remain Obligated. Consent by Landlord to any assignment, subletting, use, occupancy or transfer, except to the extent, if any, expressly provided for in such consent, shall not operate to relieve Tenant from any covenant or obligation hereunder or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy, or to relieve Guarantor from its obligations under the Guaranty of Lease referred to below. Tenant shall pay all of Landlord's reasonable costs, charges and expenses, including attorneys' fees, incurred in connection with any assignment, transfer, lien, charge, subletting, use or occupancy made or requested by Tenant.

     14.4 Tenant's Notice; Landlord's Right to Terminate. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant's notice) to assign this Lease or sublet any part or all of the Premises for the balance of the Term (including the Extension Period, if applicable), and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice, and such recapture notice shall, if given, terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's said notice shall state the name and address of the proposed subtenant or assignee, and a true and complete copy of the proposed sublease or assignment and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed subtenant or assignee shall be delivered to Landlord with said notice. If Tenant's notice shall cover all of the space hereby demised, and if Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease shall be terminated pursuant to the foregoing with respect to less than the entire Premises, the Base Rent and Tenant's Proportionate Share (as defined herein) shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease, as so amended, shall continue thereafter in full force and effect; provided that Tenant shall pay all costs in connection with the physical subdivision of any portion of the Premises.

     14.5 Landlord's Consent. If Landlord, upon receiving Tenant's said notice with respect to any such space, shall not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment of this Lease or subletting the space covered by its notice. Landlord shall not be deemed to have unreasonably withheld its consent to a sublease of all or part of the Premises or an assignment of this Lease if its consent is withheld because: (a) Tenant is then in default hereunder; (b) any notice of termination of this Lease or termination of Tenant's possession shall have been given under Article 18 hereof; (c) the portion of the Premises which Tenant proposes to sublease, including the means of ingress to and egress from and the proposed use thereof, and the remaining portion of the Premises will violate any Legal Requirements;
(d) the proposed use of the Premises by the subtenant or assignee does not conform with the use permitted by Article 5 hereof; or (e) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Premises, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar to or dissimilar from the foregoing examples.

     14.6 Profits. If Tenant, having first obtained Landlord's consent to any sublease or assignment, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, shall assign this Lease or sublet more than fifty percent (50%) of the Premises at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional rent (a) in the case of an assignment, one-half of any such excess rent or other monetary consideration immediately upon receipt thereof, or (b) in the case of a sublease, (i) on the first day of each month during the term of any sublease, one-half of the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a square footage basis to the space sublet), and (ii) immediately upon receipt thereof, one-half of any other consideration realized by Tenant from such subletting; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein. If Tenant has entered into a permitted sublease of less than fifty percent (50%) of the Premises, Landlord shall have no right to share in any excess rent paid by said subtenant.

     14.7  Assignee to Assume Obligations. If Tenant shall assign this
Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant stating that the subtenant will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

     14.8 Change of Control. Notwithstanding anything to the contrary in this Article 14, if Tenant is a corporation (other than a corporation the stock of which is publicly traded) the term "Change of Control" shall mean any change in the ownership of the shares of stock which constitute control of Tenant other than by reason of gift or death. The term "control" as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. If Tenant, from time to time, is a partnership (general or limited) or limited liability company or limited liability partnership, the term "Change of Control" shall mean any change in the ownership of the partnership or member interests which constitute control of Tenant, other than by reason of gift or death.

     14.9 Assignment or Sublet to Affiliate. Notwithstanding the provisions of Article 14 to the contrary, Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises to a corporation which controls, is controlled by or is under common control with Tenant ("Affiliate") provided that the provisions of Sections 14.3 and 14.7 shall apply to such assignment or sublet and further provided that Guarantor shall in writing consent to same and reaffirm that its guaranty of the Lease shall remain in full force and effect and Tenant shall furnish a copy of such consent and reaffirmation to Landlord.

     14.10 No Lien on Landlord's Interest. No mortgage of this Lease or Tenant's interest therein or any other transfer, hypothecation, lien or encumbrance thereof which is the functional equivalent of a mortgage thereof (collectively, "Leasehold Mortgage") or any extension, modification or amendment thereof made by Tenant shall be a lien or encumbrance upon the estate or interest of Landlord in and to the Premises or any part thereof.

     14.11 Provisions Regarding Leasehold Mortgage. No Leasehold Mortgage shall be valid or of any force or effect unless and until (a) a true copy of the original of each instrument creating and effecting such Leasehold Mortgage, certified by the holder or beneficiary thereof ("Leasehold Mortgagee") to be a true copy of such instrument, and written notice containing the name and post office address of the Leasehold Mortgagee shall have been delivered to Landlord, and (b) the Leasehold Mortgage shall contain in substance (or adopt by reference) the following provisions:

           (a) This mortgage is executed upon the condition that no purchaser at any foreclosure sale (or purchaser by deed-in-lieu of foreclosure) shall acquire any right, title or interest in or to the lease hereby mortgaged, unless the purchaser, or the person, firm or corporation to whom or to which such purchaser's right has been assigned, in the instrument transferring to such purchaser or to such assignee the interest of tenant under the lease hereby mortgaged, shall assume and agree to perform (subject to the provisions hereof) all of the terms, covenants and conditions of that lease thereafter to be observed or performed on the part of such tenant, that no further or additional mortgage or assignment of the lease hereby mortgaged shall be made except in accordance with the provisions contained in
Article 14 of that lease, and that a duplicate original of said instrument containing such assumption agreement, duly executed and acknowledged by such purchaser or such assignee and in recordable form, is delivered to landlord under the hereby mortgaged lease immediately after the consummation of such sale, or, in any event, prior to taking possession of the premises demised thereby.

           (b) The mortgagee waives all right and option to retain and apply the proceeds of any insurance or the proceeds of any condemnation award toward payment of the sum secured by this mortgage to the extent such proceeds are required for and applied to the demolition, repair or restoration of the mortgaged premises in accordance with the provisions of the lease hereby mortgaged.

           (c) In the event of foreclosure, the mortgagee shall not name, in such foreclosure action or otherwise, and in any event shall not disturb the possession or right to possession (except for default) of, any Subtenant of the tenant under the lease hereby mortgaged who are bona fide Subtenants under Article 14 of such lease and are not Affiliates of Tenant.

           (d) This mortgage and all rights of the mortgagee hereunder are, without the necessity for the execution of any further documents, subject and subordinate to the rights of the landlord under the lease hereby mortgaged, as said lease may have been previously modified, amended or renewed with the consent of the mortgagor or its predecessors in interest, or may hereafter be modified, amended or renewed with the consent of the mortgagee. Nevertheless, the holder of this mortgage agrees from time to time upon request and without charge to execute, acknowledge and deliver any instruments reasonably requested by the landlord under the lease to evidence the foregoing subordination.

     14.12 Notices of Default.

           (a) If Tenant shall mortgage this Lease in compliance with the provisions of Section 14.11, Landlord shall give to each Leasehold Mortgagee, at the address of such Leasehold Mortgagee set forth in the notice mentioned in Section 14.11 hereof, and otherwise in the manner provided by Article 26 hereof, a copy of each notice of Default by Tenant at the same time as and whenever any such notice of Default shall thereafter be given by Landlord to Tenant, and no such notice of Default by Landlord shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been so given to each Leasehold Mortgagee. Each Leasehold Mortgagee (i) shall thereupon have a period of ten (10) days more in the case of a Default in the payment of Base Rent or other Rent and twenty (20) days more in the case of any other Default, after such notice is given to Leasehold Mortgagee, for remedying the Default or causing the same to be remedied than is given Tenant after such notice is given to it; and (ii) shall, within such period and otherwise as herein provided, have the right to remedy such Default, cause the same to be remedied. Landlord shall accept performance by a Leasehold Mortgagee of any covenant, condition or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant, so long as such performance is made in accordance with the terms and provisions of this Lease.

           (b) Notwithstanding the provisions of Section 18.1 hereof, no Default by Tenant shall be deemed to exist as long as a Leasehold
Mortgagee, if possession of the Premises or any part thereof is required in order to cure the Default, shall have notified Landlord of its intention to institute foreclosure proceedings to obtain possession directly or through a receiver, and thereafter within fourteen
(14) days after the giving of such notice commences such foreclosure proceedings, prosecutes such proceedings with reasonable diligence and continuity and, upon obtaining such possession, commences promptly to cure the Default in accordance with Section 14.12(a) hereof; provided that the Leasehold Mortgagee shall have delivered to Landlord, in writing, its agreement to take the action described in this Section
14.12(b) and shall have assumed the obligation to cure the Default and that during the period in which any foreclosure proceedings are pending, all of the other obligations of Tenant under this Lease are being duly performed (including, without limitation, payment of all Rent due hereunder) within any applicable grace periods. Notwithstanding anything herein to the contrary, a Leasehold Mortgagee shall have no obligation to cure any Default of Tenant's under
Section 18.1 of this Lease. However, at any time after the delivery of the aforementioned agreement, the Leasehold Mortgagee may notify Landlord, in writing, that it has relinquished possession of the Premises or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, and, in such event, the Leasehold Mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to Landlord (except for any obligations assumed by the Leasehold Mortgagee and accruing prior to the date it delivers such notice), and, thereupon, Landlord shall have the unrestricted right to terminate this Lease and to take any other action it deems appropriate by reason of any Default by Tenant, and upon any such termination the provisions of Article 18 shall apply. Anything contained in this Section to the contrary notwithstanding, the provisions of this Section shall not apply in the case of a Leasehold Mortgagee which is not an institutional lender unless such Leasehold Mortgagee shall provide Landlord with security for the performance of the assumed obligation in amount and form satisfactory to Landlord during the period that such Leasehold
Mortgagee is taking the required action to cure the Default.

           (c) From and after the date upon which Landlord receives the notice mentioned in Section 14.11 it shall not modify or amend this Lease in any material respect or cancel or terminate this Lease other than as provided herein without the prior written consent of the Leasehold Mortgagee which gave such notice.

           (d) Except as provided in this Section, no Leasehold Mortgagee shall become liable under the provisions of this Lease unless and until such time as it becomes the owner of the leasehold estate created hereby.

     14.13 Termination of this Lease.

           (a) In case of termination of this Lease by reason of any Default or for any other reason, Landlord, subject to the provisions hereof, shall give prompt notice thereof to each Leasehold Mortgagee under a Leasehold Mortgage made in compliance with the provisions hereof, which notice shall be given at the address of such Leasehold Mortgagee set forth in the notice mentioned in Section 14.11 hereof. Landlord, on written request of such Leasehold Mortgagee made any time within thirty (30) days after the giving of such notice by Landlord, shall execute and deliver a new lease of the Premises to the Leasehold Mortgagee, or its designee or nominee, for the remainder of the Term, upon all the covenants, conditions, limitations and agreements herein contained; provided that the Leasehold Mortgagee shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid Rent due under this Lease up to and including the date of the commencement of the term of such new lease and all expenses, including, without limitation, attorneys' fees and disbursements and court costs, incurred by Landlord in connection with the Default by Tenant, the termination of this Lease and the preparation of the new lease.

           (b) Any such new lease and the leasehold estate thereby created, subject to the same conditions contained in this Lease, shall continue to maintain the same priority as this Lease with regard to any Leasehold Mortgage or Fee Mortgage or any other lien, charge or encumbrance whether or not the same shall then be in existence.

           (c) Upon the execution and delivery of a new lease under this Section, all Subleases which theretofore may have been assigned to Landlord thereupon shall be assigned and transferred, without recourse, by Landlord to the tenant named in such new lease. Between the date of termination of this Lease and the date of execution and delivery of the new lease, if a Leasehold Mortgagee shall have requested such new lease as provided in paragraph (a) of this Section, Landlord shall not enter into any new Subleases, cancel or modify any then-existing Subleases or accept any cancellation, termination or surrender thereof (unless such termination shall be effected as a matter of law on the termination of this Lease) without the written consent of the Leasehold Mortgagee, except as permitted in the Subleases.

           (d) If there is more than one Leasehold Mortgage, Landlord shall recognize only the Leasehold Mortgagee whose Leasehold Mortgage is senior in lien as the Leasehold Mortgagee entitled to the rights afforded by Sections 14.11 through 14.14.

     14.14 Arbitration. In any circumstances where arbitration is provided for under this Lease, Landlord shall give any Leasehold Mortgagee who shall have given Landlord a notice as provided in Section 14.11 notice of any demand by Landlord for any arbitration, and Landlord shall recognize the Leasehold Mortgagee entitled to the rights afforded hereunder in accordance with this Section as the only proper party to participate in the arbitration if Tenant fails to do so.


                                   ARTICLE 15

                 WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

     15.1 Waiver of Certain Claims; Indemnity by Tenant. To the extent not expressly prohibited by law or otherwise expressly provided in this Lease, Tenant releases Landlord and its beneficiaries, if any, and their agents, servants and employees, from and waives all claims for damages to person or property sustained by Tenant, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, or from any equipment or appurtenance therein, or from any accident in or about the Premises, or from any act or neglect of any other person, including
Landlord's agents and servants. This Section 15.1 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above or from any other thing or circumstance, whether of a like nature or of a wholly different nature.

     15.2  Damage Caused by Tenant's Neglect. If any damage to the
Premises, or any equipment or appurtenance thereon, results from any act or neglect of Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall be liable therefor, and Landlord may at its option (upon notice to Tenant except in case of emergency) repair such damage, and Tenant shall upon demand by Landlord reimburse Landlord for all costs of repairing such damage in excess of amounts, if any, paid to Landlord under insurance covering such damage.

     15.3 Tenant Responsible for Personal Property. All personal property belonging to Tenant shall be there at the risk of Tenant, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

     15.4 Indemnification. To the extent not expressly prohibited by law, Tenant agrees to hold Landlord and its beneficiaries, if any, and their agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission of Tenant, its agents, contractors, invitees, licensees or employees, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of any such claims or liabilities and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

     15.5  Landlord's Negligence. Notwithstanding the provisions of Section
15.1 and to the extent permitted by law, no agreement of Tenant in this Lease shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building, or compliance with Landlord's obligations hereunder.

                                   ARTICLE 16

                       DAMAGE OR DESTRUCTION BY CASUALTY

     16.1 Tenant's Obligation to Rebuild. In the event of damage to, or destruction of, any portion of the Premises or of the fixtures and equipment therein, by fire or other casualty, Tenant shall promptly, at its expense, repair, restore or rebuild the same to the condition existing prior to the happening of such fire or other casualty. Rent shall not be reduced or abated during the period of such repair, restoration or rebuilding even if the improvements are not tenantable.

     16.2 Preconditions to Rebuilding. Before Tenant commences such repairing, restoration or rebuilding involving an estimated cost of more than Fifty Thousand Dollars ($50,000), plans and specifications therefor, prepared by a licensed architect reasonably satisfactory to Landlord shall be submitted to Landlord for approval and Tenant shall furnish to Landlord
(a) an estimate of the cost of the proposed work, certified to by said architect; (b) satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and workers' compensation insurance; (c) a performance and payment bond issued by an institution reasonably satisfactory to Landlord; and (d) such other security as Landlord may reasonably require to insure payment for the completion of all work free and clear of liens.

     16.3  Payment for Rebuilding. Except as otherwise provided in this
Section 16.3, all sums arising by reason of loss under the insurance referred to in Section 22.2 herein shall be deposited with the Depositary (as hereinafter defined) to be available to Tenant for the work. Tenant shall deposit with the Depositary any excess cost of the work over the amount held by the Depositary as proceeds of the insurance within thirty (30) days from the date of the determination of the cost of the work by the architect in accordance with clause (a) of Section 16.2. If Tenant is then in Default hereunder and such Default can be cured solely by the payment of money, Landlord may deduct from the insurance proceeds payable to the Depositary the amounts necessary to cure such Default, provided that if such Default cannot be cured solely by the payment of money, deposit of proceeds of insurance with the Depository as provided herein shall not be deemed to waive any such Default and Landlord shall retain all of its rights and remedies under this Lease or otherwise with respect to such Default. Tenant shall diligently pursue the repair or rebuilding of the improvements in a good and workmanlike manner using only new materials comparable to those existing in the damaged portion of the Premises at the time of the casualty. The Depositary shall pay out construction funds from time to time on the written direction of the architect provided that the Depositary and Landlord shall first be furnished with waivers of lien, contractors and subcontractors sworn statements and other evidence of cost and payments so that the Depositary can verify that the amounts disbursed from time to time are represented by completed and in-place work, and that said work is free and clear of possible mechanics liens. No payment made prior to the final completion of the work

(or portions thereof) shall exceed ninety percent (90%) of the value of the work completed (or portions thereof) and in place from time to time. At all times, the undisbursed balance remaining in the hands of Depositary shall be at least sufficient to pay for the cost of completion of the work free and clear of liens; any deficiency shall be paid into the Depositary by Tenant. Depositary, as used herein, shall be a title insurer selected and directed by Landlord.

     16.4 Excess Receipts by Depositary. Any excess of money received from insurance remaining with the Depositary after the repair or rebuilding of improvements, if there be no default by Tenant in the performance of the Tenant's covenants and agreements hereunder, shall be paid to Tenant.

     16.5 Failure to Rebuild. If Tenant shall not enter upon the repair or rebuilding of the Premises within a period of sixty (60) days after damage or destruction by fire or otherwise, and prosecute the same thereafter with such dispatch as may be necessary to complete the same within a reasonable period after said damage or destruction occurs, but in any event prior to the expiration of the Term, including the Extension Period, if applicable, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the hands of the Depositary shall be paid to and retained by Landlord as security for the continued performance and observance by Tenant of Tenant's covenants and agreements hereunder, or Landlord may terminate this Lease and then be paid and retain the amount so held as liquidated damages resulting from the failure on the part of Tenant to comply with the provisions of this
Article 16. Notwithstanding anything herein to the contrary, if the fire or other casualty causes damage of or destruction to more than fifty percent (50%) of the Premises on a replacement cost basis, and if such damage or destruction occurs within the last twelve (12) months of the Term, or the Extension Period, if applicable, either Landlord or Tenant may terminate this Lease upon thirty (30) days' prior written notice to the other party, given within thirty (30) days from the date of such casualty, in which event all insurance proceeds necessary to repair, rebuild or restore the Premises shall be paid directly to and retained by Landlord.


                                   ARTICLE 17

                                 EMINENT DOMAIN

     17.1 Taking of Whole. If the whole of the Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Premises shall be so taken that, as a result thereof, the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or if the taking is material and substantial and Landlord elects (subject to the consent of any first mortgagee whose consent thereto is required) to terminate this Lease, which election shall be made by giving written notice thereof to Tenant within thirty (30) days after delivery of possession to the condemning authority, then in any of such events, the Term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "Award") shall be paid to and be the sole property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Notwithstanding the foregoing, Tenant shall be entitled to receive and retain amounts which may be specifically awarded to Tenant in any such condemnation proceedings due to the taking of its trade fixtures, leasehold improvements, moving expenses and such business loss as Tenant shall separately and specifically establish. Tenant shall continue to pay rent and other charges hereunder until the Lease is terminated and any impositions and insurance premiums prepaid by Tenant or any unpaid impositions or other changes which accrue prior to the termination, shall be adjusted between the parties.

     17.2 Partial Taking. If only a part of the Premises shall be so taken or condemned, but this Lease is not terminated pursuant to Section 17.1 hereof, Tenant, at its sole cost and expense, shall repair and restore the Premises and all improvements thereon. There shall be no abatement or reduction in any Rent because of such taking or condemnation. Tenant shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements, complying with the procedure set forth in
Section 16.2. For such purpose, the amount of the Award relating to the Premises shall be deposited with the Depositary (as defined in Section 16.3 hereof), which shall disburse the Award to apply on the cost of said repairing or restoration in accordance with the procedure set forth in
Section 16.3, provided that in the event Tenant is then in Default hereunder, the Award shall be retained or disbursed by Landlord in the same manner as insurance proceeds are retained and disbursed under Section 16.3 when Tenant is in Default. If Tenant does not make a complete architectural unit of the remainder of the Premises within a reasonable period after such taking or condemnation, but in any event prior to the expiration of the Term, or the Extension Period, if applicable, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the custody of the Depositary shall, at Landlord's election, be paid to and retained by Landlord. Any portion of the Award as may not have to be expended for such repairing or restoration shall be paid to Landlord.


                                   ARTICLE 18

                                    DEFAULT

     18.1 Events of Default. The occurrence of any one or more of the following matters constitutes a default ("Default") by Tenant under this
Lease:

           (a) failure by Tenant to pay any Rent within five (5) days after notice of failure to pay the same on the due date from Landlord to Tenant, provided that no such notice shall be required for the third or any subsequent failure to pay any Rent when due within any twelve-month period and in such event, a Default shall be deemed to occur upon such failure to pay any such Rent within five (5) days after the date when due;

           (b) failure by Tenant to pay, within five (5) days after notice of failure to pay on the due date from Landlord to Tenant, any other moneys required to be paid by Tenant under this Lease;

           (c) an Assignment by Tenant without Landlord's prior written consent as required by Section 14.1 or the failure by Tenant to substantially observe or perform any of the covenants in respect of an Assignment as set forth in Article 14;

           (d) failure by Tenant to comply in all material respects with Tenant's warranties, representations and covenants set forth in
Article 27;

           (e) failure by Tenant to cure promptly in accordance with applicable law immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

           (f) failure by Tenant to observe or perform any covenant, agreement, condition or provision of this Lease (provided that if the provisions of any of Sections 18.1(a), 18.1(b), 18.1(c), 18.1(d) or 18.1(e) above is specifically applicable to such failure, the provisions of such applicable Section shall apply), if such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) days, the period for cure shall be extended for such period reasonably required for such cure provided Tenant commences such cure within said thirty (30) days and diligently pursues same to completion;

           (g) the levy upon under writ of execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, except as permitted under Article 14, which lien shall not be released or discharged within ninety (90) days from the date of such filing;

           (h) Tenant becomes insolvent or bankrupt, or admits in writing its inability to generally pay its debts as they mature, or makes a general assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

           (i) a trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within ninety (90) days after such appointment; or

           (j) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted
(i) by Tenant or (ii) against Tenant and are allowed against it or are consented to by it or are not dismissed within ninety (90) days after such institution.

     18.2 Rights and Remedies of Landlord. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

           (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire on the date stated in such notice;

           (b) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

           (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

     18.3 Right to Re-Enter. If Landlord exercises either of the remedies provided for in subparagraphs (a) and (b) of the foregoing Section 18.2, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

     18.4 Current Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Rent Adjustments and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable and, in connection therewith, change the locks to the Premises, and Tenant shall upon demand pay the reasonable cost of all the foregoing together with Landlord's reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including brokers' commissions and attorneys' fees), and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Rent Adjustments) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention shall be given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

     18.5 Final Damages. If this Lease is terminated by Landlord as provided for by subparagraph (a) of Section 18.2, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys' fees, incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty: (a) the unamortized portion of Landlord's contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any Workletter; (b) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Article 3 of this Lease or elsewhere herein and the amount projected by Landlord to represent CPI

Adjustments for the remainder of the Term pursuant to Article 3 of this Lease, over the then-present value of the then-aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a discount rate equal to one percent (1%) over the then-applicable Federal rate, as specified in the Internal Revenue Code, from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated; and (c) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent.

     18.6 Removal of Personal Property. All property of Tenant removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and subject to Section 15.5 above, Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant on or before thirty (30) days after the first to occur of the end of the Term, however terminated, or the termination of Tenant's right of possession of the Premises, shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     18.7 Attorneys' Fees. Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and reasonable attorneys' fees, incurred in enforcing Tenant's obligations under this Lease, incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

     18.8 Assumption or Rejection in Bankruptcy. If Tenant shall be adjudged bankrupt or if a trustee-in-bankruptcy shall be appointed for Tenant, Landlord and Tenant agree, to the extent permitted by law, to request that the trustee in bankruptcy shall determine within sixty (60) days thereafter whether to assume or reject this Lease.


                                   ARTICLE 19

                                 SUBORDINATION

     19.1 Subordination. Landlord has heretofore and may hereafter from time to time execute and deliver a mortgage or first trust deed in the nature of a mortgage (both being hereinafter referred to as a "Mortgage") against the Premises or any interest therein. Landlord may designate on behalf of any such mortgagee or trustee under any Mortgage, that Tenant's interest in this Lease is either (a) subordinate to said Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (b) as to certain of Tenant's rights and interest in this Lease superior thereto; and upon said designation, Tenant's interest under this Lease shall automatically and without further action of Tenant be subordinate or superior to the Mortgage, as applicable. With respect to the foregoing, Tenant agrees promptly to execute and deliver such agreement or agreements as may be reasonably required by such mortgagee or trustee under any Mortgage; however, Tenant's execution of said agreement shall not be required in order to effectuate the subordination or creation of superior interests as aforesaid. Landlord shall use reasonable commercial efforts to obtain for Tenant the mortgagee's agreement to recognize Tenant's rights and obligations under this Lease upon an attornment to such mortgagee by Tenant as provided in such mortgagee's then-current form of non-disturbance agreement. Notwithstanding anything in the foregoing to the contrary, it is understood and agreed that Tenant's covenant to subordinate this Lease to any future Mortgage shall be conditioned upon Tenant's receipt of a non-disturbance agreement from the Mortgagee, which shall provide, in addition to such other terms and provisions customarily included in such agreements by said Mortgagee, that so long as Tenant is not in Default under this Lease, its rights hereunder shall not be disturbed by said Mortgagee.

     19.2 Liability of Holder of Mortgage; Attornment. It is further agreed that (a) if any Mortgage shall be foreclosed, (i) the holder of the Mortgage, ground lessor (or their respective grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior landlord (including Landlord), (y) subject to any offsets or counterclaims which Tenant may have against a prior landlord (including Landlord), or (z) bound by any prepayment of Base Rent or Rent Adjustments which Tenant may have made in excess of the amounts then due for the next succeeding month; (ii) the liability of the mortgagee or trustee hereunder or the purchaser at such foreclosure sale or the liability of a ground lessor or a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership;
(iii) upon request of the mortgagee or trustee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the ground lessor and the mortgagee or trustee under any Mortgage.

     19.3 Short Form Lease. The parties agree to execute a short form of lease containing the names of the parties, description of the Premises and the Term of this Lease, which shall be recorded with the Recorder of Deeds of Lake County, Illinois.

                                   ARTICLE 20

                              MORTGAGEE PROTECTION

     Tenant agrees to give any holder of any Mortgage (as defined in Section 19.1 hereof) against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of Default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise) of the address of such Mortgage holder. Tenant further agrees that if Landlord shall have failed to cure such Default within twenty (20) days after such notice to Landlord (or if such Default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such Default), then the holder of the Mortgage shall have an additional thirty (30) days within which to cure or correct such Default (or if such Default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of the Mortgage has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such Default, including the time necessary to obtain possession if possession is necessary to cure or correct such Default).


                                   ARTICLE 21

                              ESTOPPEL CERTIFICATE

     Tenant agrees that, from time to time upon not less than ten (10) days' prior request by Landlord or the holder of any Mortgage or any ground lessor, Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord, or to the holder of any Mortgage or any ground lessor, a statement in writing signed by Tenant certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (c) that to the best of Tenant's knowledge, Landlord is not in Default under any provision of this Lease, or, if in Default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof; and (g) such other matters as may be reasonably required by Landlord, the holder of the Mortgage or any ground lessor.

                                   ARTICLE 22

                           SUBROGATION AND INSURANCE

     22.1 Waiver of Subrogation. Landlord and Tenant agree to have all fire and extended coverage and other property damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party.
Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

     22.2 Tenant's Insurance. Tenant shall procure and maintain policies of insurance, at its sole cost and expense, during the entire Term hereof with terms and coverages and companies satisfactory to Landlord and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages insuring:

           (a) all improvements at any time situated upon the Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the standard fire and extended coverage policy and all other risks of direct physical loss as insured against under a special extended coverage endorsement. The insurance coverage shall be for not less than one hundred percent (100%) of the full replacement cost of such improvements with agreed amount endorsement, subject to the condition that in the event repair or restoration of any damage or destruction to the improvements situated on the Premises covered by such insurance is never commenced or completed, such coverage may be limited to the greater of the actual cash value of such damaged or destroyed improvements or the replacement cost of such portions of such damaged or destroyed improve-ments which are actually repaired or restored. Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord. The full replacement cost of improvements shall be designated annually by Landlord in the good faith exercise of Landlord's judgment. In the event that Tenant does not agree with Landlord's designation, Tenant shall have the right to submit the matter to an insurance appraiser reasonably selected by Landlord and paid for by Tenant. The insurance appraiser shall submit a written report of his appraisal, and if said report discloses that the improvements are not insured as therein required, Tenant shall promptly obtain the insurance required.

           (b) Tenant and Landlord from all claims, demands or actions made by, or on behalf of, any person or persons, firm or corporation and arising from, related to or connected with the Premises, for injury to or death of any person in an amount of not less than Five Million and No/100 Dollars ($5,000,000.00), for injury to or death of more than one person in any one occurrence in an amount of not less than Ten Million and No/100 Dollars ($10,000,000.00), and for damage to property in an amount of not less than Three Million and No/100 Dollars ($3,000,000.00).

           (c) Commencing within thirty (30) days after the Commencement
Date, insurance against loss or damage from external explosion or breakdown of boilers, air conditioning equipment and miscellaneous electrical apparatus, if any, in the Premises, in an amount not less than Three Million and No/100 Dollars ($5,000,000.00), with loss or damage payable to Landlord and Tenant as their interests may appear.

           (d) Insurance against all worker's compensation claims.

           (e) All contents, and Tenant's trade fixtures, machinery, equipment, furniture and furnishings, in the Premises to the extent of at least ninety percent (90%) of their replacement cost under standard fire and extended coverage insurance, including, without limitation, vandalism and malicious mischief and sprinkler leakage endorsements.

     22.3 Certificates of Insurance. Within thirty (30) days after the commencement of the Term, Tenant shall furnish to Landlord policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled or not renewed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premium, and, in that case, only ten (10) days' prior written notice shall be sufficient). If Landlord is an Illinois land trust, the insurance referred to in Section 22.2 hereof shall also insure the beneficiary or beneficiaries thereof.

     22.4 Compliance with Requirements. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, increase the cost of such insurance or require additional insurance coverage.

                                   ARTICLE 23

                                   NONWAIVER

     No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord's rights under Article 9, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.


                                   ARTICLE 24

                      TENANT -- CORPORATION OR PARTNERSHIP

     Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) shall deliver to Landlord, concurrently with the delivery of this Lease executed by Tenant, certified resolutions of the board of directors of Tenant authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder, together with certified resolutions of the board of directors (or the executive committee thereof) of the Guarantor authorizing Guarantor's execution and delivery of the Guaranty. In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. Also, it is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented to such release in writing.

                                   ARTICLE 25

                              REAL ESTATE BROKERS

     Tenant represents that Tenant has not dealt with any broker in connection with this Lease, and Tenant agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its having introduced Tenant to the Premises or participating in the negotiation with Tenant of this Lease.


                                   ARTICLE 26

                                    NOTICES

     All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided. Notices to or demands upon Tenant shall be addressed to Tenant at the Premises with a copy to Guarantor at 1944 East Sunshine, Springfield, Missouri 65804. Notices to or demands upon Landlord shall be addressed to Landlord at 33 North LaSalle Street, Chicago, Illinois 60602 with a copy to Landlord's agent, Robert Eitzinger, at 3675 Cuba Road, Long Grove, Illinois 60047. Notices and demands shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight courier service, or (c) three (3) business days after deposit in the United States mails, if mailed. Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith. Notices and demands from Landlord to Tenant may be signed by Landlord, its beneficiary, the managing agent for the Premises or the agent of any of them.


                                   ARTICLE 27

                         HAZARDOUS MATERIALS PROVISIONS

     27.1  Defined Terms.

           (a) "Claim" shall mean and include any demand, cause of action, proceeding, or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and (iii) the costs and expenses of enforcing insurance, contribution or indemnification agreements.

           (b) "Environmental Laws" shall mean and include all applicable federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the
Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection,
Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and
Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and the Environmental Protection Act of Illinois ("IEPA"), Ill. Rev. Stat. ch. 111 1/2, para. 1001 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

           (c) "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

           (d) "Manage" or "Management" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

           (e) "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous
Materials into the environment, as "environment" is defined in CERCLA.

           (f) "Response" or "Respond" shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

     27.2  Tenant's Obligations with Respect to Environmental Matters.
During the Term of this Lease: (i) Tenant shall comply at its sole cost and expense with all Environmental Laws applicable to the operation of Tenant's business at the Premises; (ii) Tenant shall Manage, or authorize the Management of, any Hazardous Materials on the Premises, in accordance with all Environmental Laws; (iii) Tenant shall not take any action that would subject the Premises to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (iv) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use, except in compliance with Environmental Laws; (v) Tenant shall not discharge Hazardous Materials into drains or sewers serving the Premises except in compliance with Environmental Laws; (vi) Tenant shall not cause or allow, except in compliance with Environmental Laws, the Release of any Hazardous Materials on, to or from the Premises or surrounding land; (vii) Tenant shall arrange at its sole cost and expense for the lawful disposal of all Hazardous Materials that it generates; and (viii) Tenant shall not install any underground storage tanks without the prior written approval of Landlord, which approval shall not be unreasonably withheld.

     27.3 Copies of Notices. During the term of this Lease, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Illinois Environmental Protection Agency, or other federal, state, or local agency or authority, or any other entity or individual, concerning (i) any actual or alleged Release of a Hazardous Material on, to or from the Premises; (ii) the imposition of any lien on the Premises; (iii) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity, in each case, which could reasonably be expected to result in substantial damage to the Premises, a direct claim against the Premises or Landlord or a material adverse effect on Tenant's business.

     27.4 Landlord's Right to Inspect. In the event Landlord has reasonable cause to believe that Tenant is not substantially in compliance with the requirements of this Article 27, Landlord shall have the right to request in writing that Tenant provide specific information with respect to such suspected non-compliance. Within fifteen (15) days of Tenant's receipt of Landlord's request for information, Tenant shall respond to Landlord's request in writing. Thereafter, if Landlord is not reasonably satisfied with Tenant's response, Landlord and Landlord's employees shall have the right, after a good faith attempt to give reasonable notice to Tenant, to enter the Premises and conduct appropriate inspections or tests for the purpose of determining Tenant's compliance with this Article 27, provided, however, that this section shall not require Tenant to disclose to Landlord or Landlord's employees any trade secret or other confidential information of Tenant. Tenant agrees to cooperate with such investigations by providing any relevant information requested by Landlord, including, but not limited to, information Landlord requests to comply with Landlord's obligations under Environmental Laws.

     27.5 Indoor Sampling and Analysis. Tenant shall not perform any sampling, testing, or drilling to locate Hazardous Materials on the Premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right to perform any sampling, testing, drilling, and abatement required under Environmental Laws or necessary, in the reasonable judgement of Tenant, to detect, prevent, or mitigate any substantial risk to Tenant's workers, the public, or the environment, including, without limitation, with respect to asbestos-containing materials. Tenant shall first provide Landlord, for its review and comments, timely written notice of the scope of its proposed activities and shall thereafter promptly provide Landlord with written documentation concerning all such investigative and abatement activities, except that, if Tenant, in its reasonable judgment, is responding to an emergency, it shall use its best efforts to consult with Landlord prior to taking action hereunder.

     27.6 Tenant's Obligation to Respond. If Tenant's Management of Hazardous Materials at the Premises (i) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise;
(ii) causes a threat to, or endangers, the public health; or (iii) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly defend against any such liability or Claim and otherwise take all appropriate action to comply with all applicable Environmental Laws.

     27.7 Landlord's Right to Act. In the event that Tenant shall fail to comply in all material respects with any of its obligations under this
Article 27 as and when required hereunder, Landlord shall have the right to demand in writing that Tenant take appropriate action with respect to such failure to comply. Within five (5) business days of Tenant's receipt of Landlord's request for information, Tenant shall respond to Landlord's request in writing describing in detail the actions Tenant is proposing or has performed to address its failure to comply with its obligations pursuant to this Article 27. Thereafter, if Landlord is not reasonably satisfied with Tenant's response, Landlord shall have the right (but not the obligation) to take such action to prevent and correct substantial damage to the Premises as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all reasonable costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters. Tenant shall reimburse Landlord promptly upon demand (accompanied by reasonable documentation of costs) for all such amounts for which Tenant is liable.

     27.8 Indemnification. Notwithstanding anything contained in this Lease to the contrary, Tenant shall reimburse, defend, indemnify and hold Landlord, and its beneficiaries, officers, directors, shareholders, employees, and agents, free and harmless from and against any and all Response costs, losses, liabilities, damages, costs, and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys' fees and costs (the "Indemnified Costs") and Claims, arising from and after the Commencement Date out of or in connection with any or all of the following:

           (i) any Hazardous Materials which, at any time during the Term, are or were actually or allegedly Managed, generated, stored, treated, released, disposed of or otherwise located on or at the Premises due to the operations of Tenant's business at the Premises or permitted to be on the Premises by Tenant (regardless of the location at which such Hazardous Materials are now or may in the future be located or disposed
of), including but not limited to, any and all (1) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or other legal theory, resulting from or in connection with any Hazardous Materials; (2) obligations under Environmental Laws to take Response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing; and

           (ii) any actual or alleged illness, disability, injury, or death of any person arising out of or allegedly arising out of exposure to Hazardous Materials Managed by Tenant on the Premises, or conditions present at the Premises due to the operation of Tenant's business at the Premises, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

           (iii) any actual or alleged failure of Tenant or the Premises at any time and from time to time after the Effective Date of this Lease to comply with all Environmental Laws applicable to the operation of Tenant's business at the Premises; and

           (iv) any failure by Tenant to comply with its obligations under this Article 27;

provided, however, that Landlord shall use its best efforts to control or mitigate such Indemnified Costs.

     In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, promptly upon learning of the facts underlying such Claim or assertion Landlord shall provide written notice to Tenant in reasonable detail of such facts and of Tenant's obligations under this Article 27. Thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability with counsel reasonably satisfactory to Landlord, and continue such defense at all times thereafter until completion. Landlord shall provide all reasonably requested assistance. Tenant agrees to keep Landlord informed of the progress of such defense, and to allow Landlord the right to review and comment on any proposed offer of settlement concerning any Claim or assertion of liability.Notwithstanding the foregoing, Landlord shall have the right, at its own expense, to consult with Tenant with respect to any Claim or remedial activity which may be required hereunder at the Premises, and Tenant and Landlord shall otherwise cooperate with each other in implementing such remedial activities or obligations as may be required at the Premises pursuant to Environmental Laws or pursuant to this Lease. Landlord shall have the right to defend and take Response action with respect to any Claim or other assertion, or part thereof, for which Tenant denies responsibility, without prejudice to any other right of Landlord under this Lease or law.

     27.9  Obligations of Tenant. The obligations of Tenant under this
Article 27 shall survive any termination or expiration of this Lease.


                                   ARTICLE 28

                                EXTENSION OPTION

     28.1 Extension Option. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option to extend the Term of this Lease (for purposes of this Article, referred to as the "Initial Term") on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for one period of five (5) years (the "Extension Period") after the expiration of the Initial Term, which Extension Period shall commence on the day after the stated Expiration Date of the Initial Term (the "Extension Period Commencement Date") and end on the day before the fifth (5th) anniversary of the Extension Period Commencement Date.

           (a) Said option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said option given not later than the date which is nine (9) months prior to the Extension Period Commencement Date, time being of the essence. If Tenant's option is not so exercised, said option shall thereupon expire.

           (b) Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option this Lease is in full force and effect and Tenant is not in Default under this Lease.

           (c) Base Rent for the Premises payable during the Extension Period shall be equal to the product of (i) the Base Rent payable under this Lease during the period commencing on the Commencement Date and continuing to and including November 30, 1998 times (ii) a fraction whose numerator is the Consumer Price Index (as hereinafter defined) for the month in which the Extension Period Commencement Date occurs and whose denominator is the Consumer Price Index for the month of November, 1998. All such Base Rent shall be paid as provided in Article 3 of this Lease and Tenant shall continue to pay all other Rent as provided in the Lease during the Extension Period. Notwithstanding the foregoing, in no event shall the rate of Base Rent payable during the Extension Period be less than the rate of Base Rent in effect on the day preceding the Extension Period Commencement Date. As used herein, "Consumer Price Index" shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items (base index year 1982-84=100), for Chicago, Gary, Lake County, IL-IN-WI, as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, including, without limitation, a change in the base index year, an adjustment shall be made by mutual agreement of Tenant and Landlord in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available to enable Landlord to make the adjustment referred to in the preceding sentence, then Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication, which comparable index, in either case, shall be reasonably acceptable to Tenant.

           (d) If Tenant has validly exercised said option, then within thirty
(30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Extension Period as determined in accordance herewith, with such revisions to the rental provisions of this Lease as may be necessary to conform such provisions to the new rental rate.


                                   ARTICLE 29

                        TITLE AND COVENANT AGAINST LIENS

     Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises or against Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same (or bond against same in a manner satisfactory to Landlord) within ten
(10) days, Landlord, at its election, may pay and satisfy the same, and in such event the sums so paid by Landlord shall accrue with interest from the date of payment at the rate set forth in Section 30.8 hereof for amounts owed Landlord by Tenant. Such sums shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.


                                   ARTICLE 30

                        AMERICANS WITH DISABILITIES ACT

     30.1 The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises depending on, among other things: (1) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility," (2) whether compliance with such requirements is "readily achievable" or "technically infeasible," and
(3) whether a given alteration affects a "primary function area" or triggers so-called "path of travel" requirements. Tenant acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises conforms to the requirements of the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises. Landlord represents that it has received no notice alleging a violation of ADAAG. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows:
(a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called
Title III "path of travel" requirements triggered by any construction activities or alterations in the Premises. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant (Collectively, "Affiliates"), operations of the Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.


                                   ARTICLE 31

                                 MISCELLANEOUS

     31.1 Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

     31.2 Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

     31.3 No Option; Irrevocable Offer. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation of Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the agent of Landlord's beneficiary, if any, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

     31.4 Definition of Tenant. The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed herein. In all cases where there is more than one Tenant, the liability of each shall be joint and several.

     31.5 Definition of Landlord. The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Premises so that in the event of any assignment, conveyance or sale, once or successively, of said Premises, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

     31.6 Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

     31.7 Time of Essence. Time is of the essence of this Lease and of all provisions hereof.

     31.8 Default Rate of Interest. All amounts (including, without limitation, Base Rent and Rent Adjustments) owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate of three percent (3%) in excess of the rate of interest announced from time to time by First Chicago/NBD Bank at Chicago, Illinois (or its successor) as its prime, reference or corporate base rate, changing as and when said prime rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

     31.9 Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

     31.10 Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiary, if any, and their agents) and Tenant.

     31.11 Force Majeure. If Landlord fails to timely perform any of the terms, covenants and conditions of this Lease on Landlord's part to be performed and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this Lease as a result of such failure and any time for performance by Landlord provided for herein shall be extended by the period of delay resulting from such cause.

     31.12 Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

     31.13 Guaranty of Lease. The effectiveness of this Lease is contingent upon the execution of a guaranty thereof by Guarantor in the form attached hereto as Exhibit B and made a part hereof.

     31.14 Tenant. The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, the liability of each shall be joint and several.


                                   ARTICLE 32

                             EXCULPATORY PROVISIONS

     It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), Tenant shall look solely to the interests of Landlord in the Premises; that this Lease is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as Trustee; that neither Landlord nor any of Landlord's beneficiaries shall have any personal liability beyond their respective interests in the Premises to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom or the proceeds arising from any sale or other disposition thereof; and that no personal liability beyond its interest in the Premises or personal responsibility of any sort beyond its interest in the Premises is assumed by, nor shall at any time be asserted or enforceable against, said Landlord, individually or personally, but only as Trustee under the provisions of the Trust Agreement establishing the Trust, or against any of the beneficiaries under the Trust Agreement establishing the Trust on account of this Lease beyond its interest in the Premises or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Lease contained, either express or implied, all such personal liability beyond their respective interests in the Premises, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

This instrument is executed by the      LANDLORD:
undersigned Land Trustee, not
personally but solely as Trustee        AMERICAN NATIONAL BANK
in the exercise of the power and        AND TRUST COMPANY OF CHICAGO,
authority conferred upon and vested     not personally but solely
in it as such Trustee.  It is           as Trustee as aforesaid
expressly understood and agreed that
all of the warranties, indemnities,
representations, covenants, under-      By: /s/ David Rosenfeld
takings and agreements herein made          ------------------------------
on the part of the Trustee are under-
taken by it solely in its capacity
as Trustee and not pesonally.  No
personal liability or personal
responsibility is assumed by or shall
at any time be asserted or enforceable
against the Trustee on account of any
warranty, indemnity, representation,
covenant, undertaking or agreement of
the Trustee in this instrument.

                                        TENANT:

                                        MID-WEST AUTOMATION ENTERPRISES, INC.,
                                        and Illinois corporation


                                        By: /s/ Stephen J. Gore
                                            ------------------------------
                                            Its: Chief Executive Officer
                                                 -------------------------


                                        MID-WEST AUTOMATION SYSTEMS, INC.,
                                        an Illinois corporation


                                        By: /s/ Stephen J. Gore
                                            ------------------------------
                                            Its: Chief Executive Officer
                                                 -------------------------

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

Exhibit A - Legal Description of the Premises
Exhibit B - Form of Guaranty of Lease